Investor Contacts:  Rusty Cloutier
   President & CEO or
   Jim McLemore, CFA
   Sr. EVP & CFO
   337.237.8343

MidSouth Bancorp, Inc. Reports Fourth Quarter 2013 Results
And Declares Quarterly Dividends

•	Diluted EPS $0.29 per common share versus $0.12 per common share for 4Q 2012
•	Quarterly return on average tangible common equity of 13.5%
•	NPA’s to Loans + ORE of 1.05% versus 1.70% at YE 2012
•	Core FTE NIM on linked quarter basis of 4.31% versus 4.30%
•	Net loan growth of $89.2 million or 8.6% YOY
•	Stable core deposits represent 84.2% of total deposits and grew $38.9 million YOY

LAFAYETTE, LA., January 28, 2014/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported record quarterly net earnings available to common shareholders of $3.4 million for the fourth quarter of 2013, compared to net earnings available to common shareholders of $1.3 million reported for the fourth quarter of 2012 and $3.1 million in net earnings available to common shareholders for the third quarter of 2013.  Diluted earnings for the fourth quarter of 2013 were $0.29 per common share, compared to $0.12 per common share reported for the fourth quarter of 2012 and $0.27 per common share reported for the third quarter of 2013.

MidSouth’s Board of Directors announced a cash dividend was declared in the amount of $0.08 per share to be paid on its common stock on April 1, 2014 to shareholders of record as of the close of business on March 14, 2014.  Additionally, a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on April 15, 2014 to shareholders of record as of the close of business on April 1, 2014.  The Company’s Series C Preferred Stock is now quoted on the OTC Bulletin Board (“OTCBB”) under the ticker symbol MSLXP.

Dividends paid on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund (“SBLF”) totaled $80,000 for the fourth quarter of 2013 based on a dividend rate of 1.00%.  The dividend rate was set at 1.00% for the fourth quarter of 2013 due to attaining the target 10% growth rate in qualified small business loans during the second quarter of 2013.  As a result of qualified small business loan growth as of September 30, 2013, the dividend rate was set at 1.00% for the period from January 1, 2014 through February 25, 2016.  The Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) paid dividends totaling $100,000 for the three months ended December 31, 2013.

Balance Sheet

Consolidated assets remained constant at $1.9 billion for the years ended December 31, 2013 and December 31, 2012.   Deposits totaled $1.5 billion at December 31, 2013, compared to $1.6 billion at December 31, 2012.  Our stable core deposit base, which excludes time deposits, grew $38.9 million and accounted for 84.2% of deposits at December 31, 2013 compared to 80% of deposits at year end 2012.  Time deposits declined $72.0 million for the year ended December 31, 2013 primarily due to the run-off of acquired higher cost certificate of deposit accounts.  Net loans totaled $1.1 billion at December 31, 2013, compared to $1.0 billion at December 31, 2012.  Net loans grew $89.2 million, or 8.6% for the year ended December 31, 2013.  Net loans declined $7.6 million in the fourth quarter of 2013 primarily due to approximately $14.2 million in net paydowns received on commercial lines of credit.

MidSouth’s Tier 1 leverage capital ratio was 9.35% at December 31, 2013 compared to 9.17% at September 30, 2013.  Tier 1 risk-based capital and total risk-based capital ratios were 13.47% and 14.19 % at December 31, 2013, compared to 13.13% and 13.84% at September 30, 2013, respectively.  Tier 1 common equity to total risk-weighted assets at December 31, 2013 was 7.86%.  Tangible common equity totaled $98.6 million at December 31, 2013, compared to $96.9 million at September 30, 2013.  Tangible book value per share at December 31, 2013 was $8.76 versus $8.61 at September 30, 2013.

Rusty Cloutier, President & CEO, commenting on the fourth quarter earnings stated, “We continued to see a strong return on average tangible common equity at 13.5% and improving trends in asset quality with stable net interest margins.  However, early in the fourth quarter, we announced that Jerry Reaux, our Vice Chairman and COO, would lead an initiative to accelerate improvement in earnings for our shareholders.  This initiative began with a study of our peers that report strong efficiency ratios and with the internal appointment of Clay Abington as Business Process Manager to oversee implementation of the initiative over the next 24 months.  We also engaged FIS Consulting Services to work with us in identifying opportunities for operating efficiencies and enhancing revenues.  To reinforce the initiative, the Board of Directors and executive management made a commitment to paying no bonuses under the annual incentive plan for 2013 and no raises are to be awarded to executive management in 2014.  In making the changes necessary to accomplish this efficiency initiative, we will reinforce priorities held throughout our history – a strong return on investment to our shareholders and a strong return on investment in the communities we serve for the benefit of our customers.”

Asset Quality

Nonperforming assets declined 33.1% in year-over-year comparison and 9.2% in sequential-quarter comparison as asset quality continued to improve.  Total nonperforming assets were reduced from $17.9 million at December 31, 2012 to $13.2 million at September 30, 2013 and to $12.0 million at December 31, 2013, primarily due to a $5.0 million reduction in nonperforming loans during 2013.

Allowance coverage for nonperforming loans increased to 166.36% at December 31, 2013 compared to 133.26% at September 30, 2013.  The ALL/total loans ratio was 0.77% at December 31, 2013, compared to 0.76% at September 30, 2013.  Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALL was 1.50% of loans at December 31, 2013.  The ratio of annualized net charge-offs to total loans was 0.24% for the three months ended December 31, 2013 compared to 0.11% for the three months ended September 30, 2013.  The increase in annualized net charge-offs during the fourth quarter of 2013 resulted primarily from the charge-off of several small commercial loans totaling approximately $427,000.

Total nonperforming assets to total loans plus ORE and other assets repossessed decreased to 1.05% at December 31, 2013 from 1.15% at September 30, 2013.  Loans classified as troubled debt restructurings (“TDRs”) totaled $412,000 at December 31, 2013 compared to $419,000 at September 30, 2013.  Classified assets, including ORE, decreased $3.6 million, or 10.4%, to $30.9 million compared to $34.5 million at September 30, 2013.

Fourth Quarter 2013 vs. Fourth Quarter 2012 Earnings Comparison

Fourth quarter 2013 net earnings available to common shareholders totaled $3.4 million compared to $1.3 million for the fourth quarter of 2012.  Revenues from consolidated operations increased $7.0 million in quarterly comparison and included a net increase of $940,000 in purchase accounting adjustments on the 2012 and 2011 acquisitions.  Noninterest income increased $1.2 million in quarterly comparison, from $3.7 million for the three months ended December 31, 2012 to $4.9 million for the three months ended December 31, 2013.  Increases in noninterest income consisted primarily of $591,000 in service charges on deposit accounts and $480,000 in ATM/debit card income due to the acquired branches in the Timber Region, formerly PSB.

Noninterest expenses increased $3.9 million for the fourth quarter 2013 compared to fourth quarter 2012 and included approximately $1.8 million in operating expenses for the Timber Region and approximately $374,000 in operating costs for six new branches opened in late 2012 and 2013.  The remaining $1.7 million of increased operating costs consisted primarily of $1.3 million in salaries and benefits costs, $368,000 in occupancy expense and $281,000 in ATM/debit card expense.  The increased costs were partially offset by a $263,000 decrease in legal and professional fees, a $163,000 decrease in data processing costs and a $184,000 decrease in expenses on ORE.  The provision for loan losses increased $300,000 primarily as a result of increased net charge-offs in the fourth quarter of 2013.  Income tax expense increased $880,000 in quarterly comparison.

Fully taxable-equivalent (“FTE”) net interest income totaled $19.8 million and $14.0 million for the quarters ended December 31, 2013 and 2012, respectively.  The FTE net interest income increased $5.8 million in prior year quarterly comparison primarily due to a $414.2 million increase in the volume of average earning assets primarily as a result of the PSB acquisition.  The average volume of loans increased $342.5 million in quarterly comparison and the average yield on loans increased 6 basis points, from 6.21% to 6.27%.  Purchase accounting adjustments on acquired loans added 51 basis points to the average yield on loans for the fourth quarter of 2013 and 22 basis points to the average yield on loans for the fourth quarter of 2012.  Net of the impact of the purchase accounting adjustments, average loan yields declined 23 basis points in prior year quarterly comparison, from 5.99% to 5.76%.  Loan yields have declined primarily as the result of a sustained low market interest rate environment.

Investment securities totaled $497.2 million, or 26.9% of total assets at December 31, 2013, versus $578.1 million, or 31.2% of total assets at December 31, 2012.  The investment portfolio had an effective duration of 4.2 years and an unrealized loss of $164,000 at December 31, 2013.  The average volume of investment securities increased $78.4 million in quarterly comparison primarily due to $152.7 million in securities acquired with the PSB acquisition at year end December 2012, of which $28.8 million were sold early in the first quarter of 2013.  The average tax equivalent yield on investment securities decreased 5 basis points, from 2.62% to 2.57%.  The average yield on all earning assets increased 23 basis points in prior year quarterly comparison, from 4.83% for the fourth quarter of 2012 to 5.06% for the fourth quarter of 2013.   Net of the impact of purchase accounting adjustments, the average yield on total earning assets increased 2 basis points, from 4.70% to 4.72% for the three month periods ended December 31, 2012 and 2013, respectively.

The impact to interest expense of a $346.7 million increase in the average volume of interest bearing liabilities was partially offset by a 9 basis point decrease in the average rate paid on interest bearing liabilities, from 0.58% at December 31, 2012 to 0.49% at December 31, 2013.  Net of purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest bearing liabilities was 0.66% for the fourth quarter of 2012 and declined to 0.55% for the fourth quarter of 2013.

As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin increased 28 basis points, from 4.41% for the fourth quarter of 2012 to 4.69% for the fourth quarter of 2013.  Net of purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin increased 9 basis points, from 4.22% for the fourth quarter of 2012 to 4.31% for the fourth quarter of 2013.

Fourth Quarter 2013 vs. Third Quarter 2013 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders increased $293,000 as the positive impact from a $368,000 increase in net interest income and a $288,000 decrease in preferred dividends was partially offset by a $350,000 increase in provision for loan losses.  Net interest income increased in sequential-quarter comparison primarily due to $483,000 in non-recurring interest income recorded in the fourth quarter of 2013.  This amount was comprised of additional discount accretion earned from the PSB loan portfolio as a result of higher than anticipated loan payoffs.

Noninterest expenses decreased $54,000 as reductions in several noninterest expense categories offset increases of $141,000 in salaries and benefits costs and $203,000 in legal and professional fees.

FTE net interest income increased $348,000 in sequential-quarter comparison primarily due to an increase in purchase accounting adjustments that resulted in an increase in the average yield on loans, from 6.24% for the third quarter of 2013 to 6.27% for the fourth quarter of 2013.  An average decrease of $12.0 million in investment securities partially funded an $18.7 million increase in the average volume of loans.  The average yield on total earning assets increased 7 basis points for the same period, from 4.99% to 5.06%, respectively.  An average decrease of $6.4 million in interest bearing deposits was offset by an average increase of $2.7 million in overnight repurchase agreements.  As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin increased 9 basis points, from 4.60% to 4.69%.  Net of purchase accounting adjustments, the FTE net interest margin increased 1 basis point, from 4.30% for the quarter ended September 30, 2013 to 4.31% for the quarter ended December 31, 2013.

Year-Over-Year Earnings Comparison

In year-over-year comparison, net earnings available to common shareholders increased $4.7 million primarily as a result of a $21.5 million improvement in net interest income and a $4.4 million increase in noninterest income.  The $25.9 million improvement in revenues was offset by an $18.0 million increase in noninterest expense, a $2.4 million increase in income tax expense and a $1.0 million increase in provision for loan loss.  The $21.5 million increase in net interest income included approximately $12.6 million earned in the acquired Timber Region and $4.1 million in increased purchase accounting adjustments in year-to-date comparison.

Increases in noninterest income consisted primarily of $1.8 million in service charges on deposit accounts and $1.8 million in ATM and debit card income.  Noninterest expenses increased $18.0 million in year-to-date comparison and included approximately $7.3 million in operating expenses for the Timber Region and approximately $2.0 million in operating expenses for the six new branches opened in late 2012 and 2013.  Increases in noninterest expense, excluding operating expenses on the Timber Region and the new branches, included primarily $4.2 million in salary and benefits costs, $1.7 million in occupancy expense, $766,000 in ATM/debit card expense and $425,000 in corporate development expense.  The increase was partially offset by a $656,000 decrease in expenses on ORE and repossessed assets, excluding expenses on ORE and repossessed assets incurred by the Timber Region.

In year-to-date comparison, FTE net interest income increased $22.0 million primarily due to a $402.9 million increase in the average volume of earning assets that resulted in a $22.7 million increase in interest income.  The average yield on earning assets increased in year-to-date comparison, from 4.92% at December 31, 2012 to 5.10% at December 31, 2013.  Net of a 39 basis point effect of discount accretion on acquired loans, the average yield on earning assets was 4.71% at December 31, 2013, compared to 4.76% at December 31, 2012, net of a 16 basis point effect of discount accretion on acquired loans.

Interest expense increased in year-over-year comparison primarily due to a $317.4 million increase in the average volume of interest bearing liabilities, from $946.1 million at December 31, 2012 to $1.3 billion at December 31, 2013.  The average rate paid on interest-bearing liabilities decreased 10 basis points, from 0.62% at December 31, 2012 to 0.52% at December 31, 2013.  Net of an 8 basis point effect of premium amortization on acquired certificates of deposit and FHLB advances, the average rate paid on interest bearing liabilities was 0.60% at December 31, 2013.  The FTE net interest margin increased 26 basis points, from 4.45% for the year ended December 31, 2012 to 4.71% for the year ended December 31, 2013.  Net of purchase accounting adjustments, the FTE net interest margin increased 4 basis points, from 4.22% to 4.26% for the years ended December 31, 2012 and 2013, respectively.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $1.9 billion as of December 31, 2013. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” The Company's Series C Preferred Stock is now quoted on the OTC Bulletin Board ("OTCBB") under the ticker symbol MSLXP.  Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 62 locations in Louisiana and Texas, including a Loan Production Office in Austin, Texas, and is connected to a worldwide ATM network that provides customers with access to more than 50,000 surcharge-free ATMs. Additional corporate information is available at www.midsouthbank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, the expected impacts of the recently completed PSB acquisition, future expansion plans and future operating results.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, the ability of MidSouth to integrate the PSB operations and capitalize on new market opportunities resulting from the acquisition; the effect of the PSB acquisition on relations with customers and employees; changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Total interest income	$21,014	$20,704	$21,356	$20,129	$15,036
Total interest expense	1,575	1,633	1,614	1,717	1,354
Net interest income	19,439	19,071	19,742	18,412	13,682
FTE net interest income	19,834	19,486	20,079	18,761	13,972
Provision for loan losses	800	450	1,250	550	500
Non-interest income	4,896	4,988	5,004	4,431	3,697
Non-interest expense	18,427	18,481	18,267	17,431	14,567
Earnings before income taxes	5,108	5,128	5,229	4,862	2,312
Income tax expense	1,563	1,588	1,566	1,434	683
Net earnings	3,545	3,540	3,663	3,428	1,629
Dividends on preferred stock	180	468	392	292	367
Net earnings available to common shareholders	$3,365	$3,072	$3,271	$3,136	$1,262

PER COMMON SHARE DATA
Basic earnings per share	$0.30	$0.27	$0.29	$0.28	$0.12
Diluted earnings per share	0.29	0.27	0.29	0.27	0.12
Quarterly dividends per share	0.08	0.08	0.08	0.07	0.07
Book value at end of period	13.21	13.12	12.92	13.24	13.10
Tangible book value at period end	8.76	8.61	8.39	8.67	8.49
Market price at end of period	17.86	15.50	15.53	16.26	16.35
Shares outstanding at period end	11,256,712	11,253,216	11,253,216	11,238,786	11,236,159
Weighted average shares outstanding
Basic	11,255,670	11,253,216	11,238,945	11,237,916	10,512,255
Diluted	11,886,433	11,868,851	11,838,862	11,866,108	10,599,583

AVERAGE BALANCE SHEET DATA
Total assets	$1,862,962	$1,863,090	$1,850,483	$1,850,759	$1,400,244
Loans and leases	1,141,829	1,123,086	1,080,295	1,043,780	799,316
Total deposits	1,515,673	1,521,146	1,538,320	1,542,726	1,153,728
Total common equity	149,489	146,182	150,287	148,565	136,006
Total tangible common equity	98,941	95,363	98,996	96,692	104,343
Total equity	191,486	188,179	192,284	190,564	168,115

SELECTED RATIOS
Annualized return on average assets	0.72%	0.65%	0.71%	0.69%	0.36%
Annualized return on average common equity	8.93%	8.34%	8.73%	8.56%	3.69%
Annualized return on average tangible common equity	13.50%	12.78%	13.25%	13.15%	4.81%
Average loans to average deposits	75.33%	73.83%	70.23%	67.66%	69.28%
Taxable-equivalent net interest margin	4.69%	4.60%	4.87%	4.61%	4.41%
Tier 1 leverage capital ratio	9.35%	9.17%	9.14%	8.98%	11.82%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.77%	0.76%	0.76%	0.72%	0.70%
Nonperforming assets to tangible equity + ALLL	8.02%	8.94%	9.51%	10.39%	12.79%
Nonperforming assets to total loans, other real estate
owned and other repossessed assets	1.05%	1.15%	1.23%	1.46%	1.76%
Annualized QTD net charge-offs to total loans	0.24%	0.11%	0.06%	0.18%	0.19%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Assets
Cash and cash equivalents	$59,731	$43,434	$59,578	$118,009	$73,573
Securities available-for-sale	341,665	358,675	367,299	387,786	424,617
Securities held-to-maturity	155,523	159,141	163,610	167,617	153,524
Total investment securities	497,188	517,816	530,909	555,403	578,141
Time deposits held in banks	-	-	-	-	881
Other investments	11,526	10,951	10,951	10,017	8,310
Total loans	1,137,554	1,145,023	1,118,572	1,037,859	1,046,940
Allowance for loan losses	(8,779)	(8,667)	(8,531)	(7,457)	(7,370)
Loans, net	1,128,775	1,136,356	1,110,041	1,030,402	1,039,570
Premises and equipment	72,343	70,147	67,881	66,797	63,461
Goodwill and other intangibles	50,112	50,703	50,980	51,447	51,828
Other assets	31,485	33,400	33,436	34,981	35,964
Total assets	$1,851,160	$1,862,807	$1,863,776	$1,867,056	$1,851,728

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$383,257	$380,048	$395,341	$390,774	$381,083
Interest-bearing deposits	1,135,546	1,126,078	1,140,453	1,169,352	1,170,821
Total deposits	1,518,803	1,506,126	1,535,794	1,560,126	1,551,904
Securities sold under agreements to
repurchase and other short term
borrowings	53,916	77,809	51,710	48,557	41,447
Short-term FHLB advances	25,000	25,000	25,000	-	-
Other borrowings	27,703	28,059	28,416	28,772	29,128
Junior subordinated debentures	29,384	29,384	29,384	29,384	29,384
Other liabilities	5,605	6,800	6,039	9,384	10,624
Total liabilities	1,660,411	1,673,178	1,676,343	1,676,223	1,662,487
Total shareholders' equity	190,749	189,629	187,433	190,833	189,241
Total liabilities and shareholders' equity	$1,851,160	$1,862,807	$1,863,776	$1,867,056	$1,851,728

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Three Months Ended					Twelve Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012

Interest income:
Loans, including fees	$16,727	$16,707	$16,370	$15,250	$12,084	$65,054	$47,984
Investment securities	2,876	2,956	3,063	2,898	2,496	11,793	10,963
Accretion of purchase accounting adjustments	1,323	945	1,827	1,867	394	5,962	1,792
Other interest income	88	96	96	114	62	394	283
Total interest income	21,014	20,704	21,356	20,129	15,036	83,203	61,022

Interest expense:
Deposits	1,017	1,114	1,166	1,309	1,092	4,606	5,137
Borrowings	411	414	380	395	192	1,600	756
Junior subordinated debentures	339	335	336	336	251	1,346	984
Accretion of purchase accounting adjustments	(192)	(230)	(268)	(323)	(181)	(1,013)	(1,037)
Total interest expense	1,575	1,633	1,614	1,717	1,354	6,539	5,840

Net interest income	19,439	19,071	19,742	18,412	13,682	76,664	55,182
Provision for loan losses	800	450	1,250	550	500	3,050	2,050
Net interest income after provision for loan losses	18,639	18,621	18,492	17,862	13,182	73,614	53,132

Noninterest income:
Service charges on deposit accounts	2,431	2,352	2,271	2,171	1,840	9,225	7,430
ATM and debit card income	1,687	1,719	1,638	1,356	1,207	6,400	4,605
Gain on securities, net	5	25	-	204	-	234	204
Mortgage lending	82	109	138	71	115	400	398
Other charges and fees	691	783	957	629	535	3,060	2,307
Total non-interest income	4,896	4,988	5,004	4,431	3,697	19,319	14,944

Noninterest expense:
Salaries and employee benefits	8,781	8,640	8,369	8,392	6,092	34,182	24,603
Occupancy expense	3,916	3,874	3,725	3,587	3,037	15,102	11,320
ATM and debit card	707	661	597	414	408	2,379	1,559
Professional fees	506	303	535	382	388	1,726	1,457
FDIC premiums	282	265	244	320	235	1,111	930
Marketing	545	739	521	469	346	2,274	1,463
Corporate development	347	349	453	337	237	1,486	969
Data processing	473	482	409	471	358	1,835	1,408
Printing and supplies	304	321	430	375	350	1,430	1,095
Expenses on ORE and other assets repossessed	201	288	523	189	409	1,201	1,742
Amortization of core deposit intangibles	276	277	276	277	182	1,106	762
Merger related costs	-	-	-	214	998	214	1,221
Other non-interest expense	2,089	2,282	2,185	2,004	1,527	8,560	6,126
Total non-interest expense	18,427	18,481	18,267	17,431	14,567	72,606	54,655
Earnings before income taxes	5,108	5,128	5,229	4,862	2,312	20,327	13,421
Income tax expense	1,563	1,588	1,566	1,434	683	6,151	3,779
Net earnings	3,545	3,540	3,663	3,428	1,629	14,176	9,642
Dividends on preferred stock	180	468	392	292	367	1,332	1,547
Net earnings available to common shareholders	$3,365	$3,072	$3,271	$3,136	$1,262	$12,844	$8,095

Earnings per common share, diluted	$0.29	$0.27	$0.29	$0.27	$0.12	$1.12	$0.77

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	December 31,	Percent	September 30,	June 30,	March 31,	December 31,		Percent
	2013	of Total	2013	2013	2013	2012		of Total
Commercial, financial, and agricultural	$403,976	35.51%	$423,073	$391,241	$315,397	$315,655		30.15%
Lease financing receivable	5,542	0.49%	5,340	5,656	4,962	5,769		0.55%
Real estate - construction	82,691	7.27%	76,213	82,851	82,508	75,334		7.20%
Real estate - commercial	397,135	34.91%	401,080	404,543	405,705	414,384		39.58%
Real estate - residential	146,841	12.91%	142,431	141,689	138,284	142,858		13.65%
Installment loans to individuals	97,459	8.57%	94,722	90,571	88,898	90,561		8.65%
Other	3,910	0.34%	2,164	2,021	2,105	2,379		0.23%

Total loans	$1,137,554		$1,145,023	$1,118,572	$1,037,859	$1,046,940

COMPOSITION OF DEPOSITS
	December 31,	Percent	September 30,	June 30,	March 31,	December 31,		Percent
	2013	of Total	2013	2013	2013	2012		of Total
Noninterest bearing	$383,257	25.23%	$380,048	$395,341	$390,774	$381,083	(1)	24.56%
NOW & Other	429,279	28.26%	412,873	431,596	432,540	402,121	(1)	25.91%
Money Market/Savings	465,748	30.67%	463,621	453,729	465,954	456,222	(1)	29.40%
Time Deposits of less than $100,000	112,782	7.43%	116,118	119,299	125,020	133,304		8.59%
Time Deposits of $100,000 or more	127,737	8.41%	133,466	135,829	145,838	179,174		11.55%

Total deposits	$1,518,803		$1,506,126	$1,535,794	$1,560,126	$1,551,904

ASSET QUALITY DATA
	December 31,		September 30,	June 30,	March 31,	December 31,
	2013		2013	2013	2013	2012
Nonaccrual loans (2)	$5,099		$5,760	$6,388	$7,019	$8,276
Loans past due 90 days and over	178		744	117	163	1,986
Total nonperforming loans	5,277		6,504	6,505	7,182	10,262
Other real estate owned	6,687		6,672	6,900	7,552	7,496
Other repossessed assets	20		18	0	16	151
Total nonperforming assets	$11,984		$13,194	$13,405	$14,750	$17,909

Troubled debt restructurings (2)	$412		$419	$405	$4,211	$4,137

Nonperforming assets to total assets	0.65%		0.71%	0.72%	0.79%	0.97
Nonperforming assets to total loans +
OREO + other repossessed assets	1.05%		1.15%	1.19%	1.41%	1.70
ALLL to nonperforming loans	166.36%		133.26%	131.15%	103.83%	71.82
ALLL to total loans	0.77%		0.76%	0.76%	0.72%	0.70

Quarter-to-date charge-offs	$740		$375	$267	$523	$557
Quarter-to-date recoveries	53		61	91	60	53
Quarter-to-date net charge-offs	$687		$314	$176	$463	$504
Annualized QTD net charge-offs to total loans	0.24%		0.11%	0.06%	0.18%	0.19

(1) A restatement of the deposit mix acquired from The Peoples State Bank is included in the Composition of Deposits for December 31, 2012. A total of $64.3 million in Money Market/Savings deposits were reclassed to NOW & Other deposits ($63.8 million) and to Noninterest bearing balances ($0.5 million).
(2) Balances have been adjusted from previously reported amounts for discounts associated with purchase credit impaired loans.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2013			September 30, 2013			June 30, 2013			March 31, 2013			December 31, 2012

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$409,561	$2,128	2.08%	$418,964	$2,171	2.07%	$434,730	$2,251	2.07%	$426,017	$2,059	1.93%	$352,796	$1,818	2.06%
Tax-exempt securities	98,648	1,143	4.63%	101,226	1,200	4.74%	104,747	1,149	4.39%	106,982	1,188	4.44%	77,063	1,001	5.20%
Total investment securities	508,209	3,271	2.57%	520,190	3,371	2.59%	539,477	3,400	2.52%	532,999	3,247	2.44%	429,859	2,819	2.62%
Federal funds sold	2,535	1	0.15%	2,180	1	0.18%	1,593	1	0.25%	8,021	4	0.20%	2,959	1	0.13%
Time and interest earing deposits in
other banks	14,546	9	0.24%	22,519	15	0.26%	23,346	17	0.29%	57,829	38	0.26%	26,249	19	0.28%
Other investments	11,263	78	2.77%	10,948	80	2.92%	10,056	78	3.10%	9,317	72	3.09%	5,820	42	2.89%
Loans	1,141,829	18,050	6.27%	1,123,086	17,652	6.24%	1,080,295	18,197	6.76%	1,043,780	17,117	6.65%	799,316	12,479	6.21%
Total interest earning assets	1,678,382	21,409	5.06%	1,678,923	21,119	4.99%	1,654,767	21,693	5.26%	1,651,946	20,478	5.03%	1,264,203	15,360	4.83%
Non-interest earning assets	184,580			184,167			195,716			198,813			136,041
Total assets	$1,862,962			$1,863,090			$1,850,483			$1,850,759			$1,400,244

Interest-bearing liabilities:
Deposits	$1,126,742	$917	0.32%	$1,133,126	$976	0.34%	$1,149,285	$990	0.35%	$1,133,087	$1,078	0.39%	$861,239	$911	0.42%
Repurchase agreements	67,022	207	1.23%	64,274	204	1.26%	47,667	182	1.53%	45,644	179	1.59%	52,155	192	1.46%
Federal funds purchased	747	1	0.52%	354	-	0.00%	1,466	3	0.81%	-	-	0.00%	16	-	0.00%
Other borrowings	50,661	102	0.79%	51,853	104	0.78%	28,559	90	1.25%	29,076	108	1.49%	42	-	0.00%
Notes payable	1,174	9	3.00%	1,448	14	3.78%	1,700	13	3.03%	1,836	15	3.27%	-	-	0.00%
Junior subordinated debentures	29,384	339	4.51%	29,384	335	4.46%	29,384	336	4.52%	29,384	337	4.59%	15,616	251	6.29%
Total interest-bearing liabilities	1,275,730	1,575	0.49%	1,280,439	1,633	0.51%	1,258,061	1,614	0.51%	1,239,027	1,717	0.56%	929,068	1,354	0.58%
Non-interest bearing liabilities	395,746			394,472			400,138			421,168			303,061
Shareholders' equity	191,486			188,179			192,284			190,564			168,115
Total liabilities and shareholders'
equity	$1,862,962			$1,863,090			$1,850,483			$1,850,759			$1,400,244

Net interest income (TE) and spread		$19,834	4.57%		$19,486	4.48%		$20,079	4.75%		$18,761	4.47%		$14,006	4.25%

Net interest margin			4.69%			4.60%			4.87%			4.61%			4.41%

Core net interest margin (1)			4.31%			4.30%			4.33%			4.03%			4.21%

(1) Core net interest margin is defined as reported net interest margin less purchase accounting adjustments. See reconciliation of Non-GAAP financial measures on page 12.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Per Common Share Data	2013	2013	2013	2013	2012

Book value per common share	$13.21	$13.12	$12.92	$13.24	$13.10
Effect of intangible assets per share	4.45	4.51	4.53	4.57	4.61
Tangible book value per common share	$8.76	$8.61	$8.39	$8.67	$8.49

Diluted earnings per share	$0.29	$0.27	$0.29	$0.27	$0.12
Effect of merger-related costs, after-tax	-	-	-	0.01	0.06
Operating earnings per share	$0.29	$0.27	$0.29	$0.28	$0.18

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Average Balance Sheet Data

Total equity	$191,486	$188,179	$192,284	$190,564	$168,115
Less preferred equity	41,997	41,997	41,997	41,999	32,109
Total common equity	$149,489	$146,182	$150,287	$148,565	$136,006
Less intangible assets	50,548	50,819	51,291	51,873	31,663
Tangible common equity	$98,941	$95,363	$98,996	$96,692	$104,343

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Core Net Interest Margin	2013	2013	2013	2013	2012

Net interest income (TE)	$19,834	$19,486	$20,079	$18,761	$14,006
Less purchase accounting adjustments	(1,515)	(1,175)	(2,095)	(2,190)	(575)
Net interest income, net of purchase accounting adjustments	$18,319	$18,311	$17,984	$16,571	$13,431

Total average earnings assets	$1,678,382	$1,678,923	$1,654,767	$1,651,946	$1,264,203
Add average balance of loan valuation discount	9,347	10,323	12,019	13,786	2,676
Average earnings assets, excluding loan valuation discount	$1,687,729	$1,689,246	$1,666,786	$1,665,732	$1,266,879

Core net interest margin	4.31%	4.30%	4.33%	4.03%	4.21%

Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments.

We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.